Exhibit 99.1

Shanghai Century Acquisition Corporation announces proposed business combination with Kelun Pharmaceutical,

China’s largest producer of IV solution products

Hong Kong – May 29, 2007 – Shanghai Century Acquisition Corporation (Amex: SHA), a special purpose acquisition corporation, announced today that it has entered into a definitive share purchase agreement to acquire 100 percent of the shares of privately-owned Sichuan Kelun Pharmaceutical Co., Ltd. (Kelun), China’s largest producer of intravenous (IV) solution products.

As initial consideration, Shanghai Century will issue 20 million new Shanghai Century ordinary shares to the 18 individuals who currently hold all of the Kelun shares. In 2006 Kelun and its subsidiaries had combined revenues of approximately RMB1.38 billion (US$176.7 million) and net profits of approximately RMB113 million (US$14.5 million). Based on the US$7.74 average closing price of Shanghai Century ordinary shares for the last 30 trading days ending on May 25, 2007, and a 2006 year-end exchange rate of US$1.00 to RMB7.8087, this initial consideration represents a price-to-earnings ratio of 10.7 times Kelun’s trailing combined 2006 earnings

An additional consideration will be paid to Kelun shareholders if the combined business entity reaches certain future annual net profit targets, in each case on an all or nothing basis. If the combined business entity achieves the net profit target of RMB180 million (US$23.1 million) in 2007, Shanghai Century will issue an additional 5 million new ordinary shares. An additional 2 million new ordinary shares will be issued in respect of each of 2008 and 2009 if the combined business entity achieves the net profit targets of RMB260 million (US$33.3 million) and RMB370 million (US$47.4 million) in 2008 and 2009, respectively. In determining whether these targets are reached, net profits will be calculated by excluding the effects of certain accounting items described in the share purchase agreement.

The conversion of Renminbi (RMB) into U.S. dollars in this release is based on the exchange rate of US$1=7.8087.

Kelun’s shareholders have agreed to a 24-month lock-up of all their Shanghai Century shares commencing on their respective issuance dates.

A further US$11.5 million cash consideration will be paid to Kelun shareholders when Shanghai Century’s ordinary share price equals or exceeds US$11.50 per share for any 20 trading days within a 30 day trading period and Shanghai Century sends a notice of redemption of its warrants or when at least 70% of Shanghai Century’s warrants have been exercised.

Kelun started business in 1996. Since that time the company and its subsidiaries have been principally engaged in the development and production of IV solution products and their sale and distribution to hospitals, clinics and other healthcare facilities in China. Kelun is ranked as one of the top 50 pharmaceutical companies in China by the China Pharmaceutical Industry Association. Kelun’s management believes its 2006 production of over one billion units makes it the largest manufacturer and supplier of IV solution products in China. In August 2006, both People’s Daily’s Marketing News and Brand Magazine named Kelun as the most influential brand among all IV solution products in China.

Kelun’s portfolio of IV solution products includes electrolytes and acid-base balancing solutions, solutions containing anti-virus and anti-bacterial drugs, and solutions containing nutrients. These products are available in different sizes and packaged in sterile glass bottles, non-polyvinyl chloride and polypropylene (PP) bags as well as Kelun’s own patented upright-standing PP soft bags.

Kelun also produces other generic prescription drugs and over-the-counter medicines which are available in other forms, including small volume injection solutions, sterile powder injections, lyophilized powder injections, tablets, capsules, powder and oral solutions.

Kelun has one of the most extensive nation-wide pharmaceutical sales networks in China, comprising 53 exclusive principal regional sales agents with more than 2,500 sales persons who cover urban and rural areas throughout China.

After payment of the initial 20 million Shanghai Century shares, Kelun shareholders will hold approximately 53.3 percent of the issued and outstanding ordinary shares of Shanghai Century. If the combined business entity achieves all of its net profit targets in 2007, 2008 and 2009, the Kelun shareholders will hold approximately 62.4 percent of the issued and outstanding ordinary shares of Shanghai Century, assuming none of Shanghai Century’s warrants and options are exercised and no other ordinary shares are issued following the business combination.

Following the closing of the business combination, Shanghai Century will be renamed China Kelun Pharmaceutical Corporation (China Kelun). Anthony Kai Yiu Lo and Franklin D. Chu, the current Co-Chief Executive Officers of Shanghai Century, will remain on the board of China Kelun as non-executive directors. Mr. Gexin Liu, the current chairman of Kelun’s board of directors, will become the chairman of China Kelun.

Anthony Lo stated, “We believe that Kelun represents an outstanding investment target - a market leader with excellent management and dynamic top and bottom line growth. Moreover, Kelun operates in the rapidly expanding China health-care industry which is attracting increasing government attention and support.”

Franklin Chu added: “Kelun has built a very strong commercial platform through both organic growth and successful acquisitions. Its nationwide distribution network is one of the most extensive of any pharmaceutical company in China, which we believe will enable Kelun to significantly enhance sales of its continuously expanding product portfolio.”

Gexin Liu commented, “China’s rapid economic development, expanding urban middle class and growing commitment to healthcare make the country’s pharmaceutical sector one of the most exciting in the world today. We have strategic plans to fully utilize the financial resources of Shanghai Century to help us grow even faster domestically and expand into export markets. We are proud of our company’s achievements and we are totally committed to achieving even greater success in the future and enhancing shareholder value.”

The proposed acquisition has been unanimously approved by the board of directors of Shanghai Century and Kelun. It is subject to the approval by a majority of the shareholders of Shanghai Century in person or by proxy at a meeting to be held for that purpose as well as certain closing conditions, including obtaining approval from the Chinese government. In addition, Shanghai Century will not complete the acquisition if its shareholders holding 20% or more of the ordinary shares issued in its initial public offering both vote against the acquisition and elect to convert their ordinary shares into a pro rata share of the funds in Shanghai Century’s trust account.

All financial information included in this press release was prepared by Kelun as a private company based on unaudited management accounts in accordance with generally accepted accounting principles in the United States and may be different from the audited results of Kelun and its subsidiaries. Accordingly, such information may be adjusted and presented differently in the preliminary and definitive proxy statement to be filed by Shanghai Century with the US Securities and Exchange Commission (SEC).

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For more information:

FD New York: Jonathan Birt/Matt Dallas: +1 212 850 5600

FD Asia: Alastair Hetherington/Mingxia Li: +852 3716 9802

Additional information and where to find it

Shareholders of Shanghai Century and other interested persons are advised to read, when available, Shanghai Century’s preliminary proxy statement and definitive proxy statement in connection with Shanghai Century’s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons can also read Shanghai Century’s final prospectus, dated April 24, 2006, for a description of the security holdings of Shanghai Century’s officers and directors and their respective interests in the successful consummation of the acquisition. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the acquisition. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Shanghai Century Acquisition Corporation, 23rd Floor, Shun Ho Tower, 24-30 Ice House Street, Central, Hong Kong SAR, China. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Shanghai Century and its officers and directors may be deemed to have participated in the solicitation of proxies from Shanghai Century’s shareholders in favor of the approval of the acquisition. Information concerning Shanghai Century’s directors and executive officers is set forth in the publicly filed documents of Shanghai Century. Shareholders may obtain more detailed information regarding the direct and indirect interests of Shanghai Century and its directors and executive officers in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

Forward-looking statements

This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to: the risk that the proposed acquisition may not be completed because Shanghai Century is unable to obtain approval from its shareholders or from the Chinese government or due to other reasons; the risk that Kelun’s audited financial results will differ from the unaudited financial information contained in this press release; the risk that the pharmaceutical market in China will not continue to grow or that China Kelun will not be able to maintain a leading position in that market, which could occur if, for example, its new IV solution products do not become as popular as management anticipates; the ability of Kelun to effectively utilize the financial resources of Shanghai Century if the business combination is completed; the risk that changes in Chinese government regulation of the pharmaceutical industry may limit future growth of China Kelun’s revenue or cause revenue to decline; the risk that China Kelun may not be able to continuously develop new and creative IV solution and prescription and over-the-counter drug products; competition in China Kelun’s existing and potential markets; the risk that fluctuations in the value of the Renminbi with respect to other currencies could adversely affect China Kelun’s business and financial results; and other risks outlined in Shanghai Century’s filings with the Securities and Exchange Commission. Shanghai Century and Kelun do not undertake any obligation to update this forward-looking information, except as required under applicable law.

About Shanghai Century Acquisition Corporation

Shanghai Century Acquisition Corporation was formed for the purpose of acquiring, through a share exchange, asset acquisition or other similar business combination, or control through contractual arrangements, an operating business having its primary operations in China.

In April 2006 the Company raised US$115 million through an initial public offering on the American Stock Exchange. The Company’s units began trading on April 25, 2006 and its ordinary shares and warrants began trading separately on July 26, 2006. Shanghai Century Acquisition Corporation’s principal offices are in Hong Kong.

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